Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

April 15, 2025

www.encoreuranium.com

enCore Energy Appoints Mr. Nathan Tewalt to the Board of Directors

April 15, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today the appointment of Mr. Nathan Tewalt as a Director of the Board for enCore Energy Corp. Mr. Tewalt previously served on the enCore Energy Corp. Board of Directors from 2017 to 2022.

Mr. Nathan Tewalt, Director

With over 40 years of experience as an economic geologist in the mineral extraction industry, Mr. Tewalt has served in executive roles for uranium, precious metals and base metal companies. As the Chief Executive Officer and President of Standard Uranium Inc., Mr. Tewalt hired Dr. Dennis Stover (now a Director of enCore Energy Corp.) and acquired the Hobson In-Situ Recovery Central Processing Plant in Texas, United States. This strategic growth ultimately led to an acquisition by Energy Metals Corp. which was subsequently acquired by Uranium One for $1.8 billion. His leadership in the uranium space continued as he served on the Board of Directors, for enCore Energy, from 2017 to 2022, and as an advisor to enCore until June 2023. Mr. Tewalt is a graduate of Colorado State University with a BSc in Geology with an emphasis on ore deposit geology.

William M. Sheriff, enCore’s Executive Chairman stated: “On behalf of the entire Board of Directors, I want to thank Nate for returning to the Board during this phase of accelerated growth for the Company. His leadership during the initial conception and growth phases of enCore, along with his time as an active advisor, places him in a unique position. Nate not only possesses strong knowledge of the uranium sector, he also possesses fulsome knowledge of the Company and its operations. His valued input will continue to shape our direction and will further strengthen enCore’s position as a leader in the uranium extraction industry.”

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, and any statements regarding future expectations, beliefs, goals or prospects. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including, without limitation, the risk that a stock exchange listing by Verdera may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such listing, the risk that a distribution of common shares of the Resulting Issuer may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such distribution, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its Annual Report on Form 10-K, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.